NEWS RELEASE

Par Petroleum Corporation Reports Second Quarter 2015 Results
Strong earnings driven by strategic initiatives and favorable market conditions

HOUSTON, August 6, 2015 – Par Petroleum Corporation (NYSE MKT: PARR) (“Par” or the “Company”) today reported its second quarter 2015 results.

•	Net Income of $11.7 million, or $0.31 per diluted share in the second quarter of 2015 compared to net loss of $24.7 million, or $(0.81) per share in the second quarter of 2014

•	Adjusted Net Income was $17.1 million, or $0.46 per diluted share compared to Adjusted Net Loss of $24.5 million, or $(0.81) per share in the second quarter of 2014

•	Adjusted EBITDA for the second quarter was $30.8 million compared to an Adjusted EBITDA loss of $18.6 million in last year’s second quarter

“Strong Adjusted EBITDA in the second quarter was driven by favorable market conditions and solid performance across the board,” said Joseph Israel, Par Petroleum’s President and CEO. “Continued improvement of on-island sales and feedstock flexibility have led to record high refinery throughput at 81 Mbpd, with optimized yields and cost structure of $3.15 per barrel. Throughout the quarter, we continued our efforts to optimize our operations and began successfully integrating Mid Pac. We remain focused on identifying additional integration synergies and on pursuing opportunities that could accelerate our growth.”

During the second quarter, Par generated a net income of $11.7 million, or $0.31 per diluted share, compared to a net loss of $24.7 million, or $(0.81) per share for the same period last year. Par recorded an $18.6 million tax benefit in the second quarter of 2015 for the release of a valuation allowance due to the Mid Pac Acquisition. The Company also recorded a non-cash loss of $19.2 million in the second quarter primarily related to the termination of the Supply and Exchange Agreement with Barclays Bank PLC that was previously announced in June 2015. Net income for the second quarter 2015 also included an aggregate non-cash loss of $6.2 million related to the contingent consideration under the Company’s purchase agreement with Tesoro and the revaluation of common stock warrants, compared to an aggregate gain of $2.4 million for the second quarter 2014. Excluding the impact of those four items, Adjusted Net Income was $17.1 million, or $0.46 per diluted share for the second quarter 2015. Adjusted EBITDA for the second quarter was $30.8 million compared to an Adjusted EBITDA loss of $18.6 million in last year’s second quarter. See below for a reconciliation of non-GAAP financial measures.

Refinery gross margin increased 12% sequentially to $58.7 million for the second quarter 2015 and increased more than five times compared to $10.4 million for the same period in 2014. For the quarter, improved Singapore and West Coast products markets generated a $9.76 per barrel 4-1-2-1 Mid Pacific crack spread, $3.65 per barrel more favorable than the second quarter 2014 average and $0.67 per barrel more favorable than the first quarter 2015. Retail fuel sales volume including Mid Pac was 22.6 million gallons in the second quarter 2015. Year over year, fuel volume and merchandise sales are up 5% and 14% respectively, on same stores basis.

“We continue to benefit from strong market conditions thus far in the third quarter and we currently anticipate refinery throughput around 75 Mbpd for the third quarter,” added Mr. Israel.

In the second quarter 2015, net cash from operations totaled $98.6 million and the company had net repayments of debt, including loan costs, of $23.3 million.  At June 30, 2015, Par’s cash balance totaled $78.2 million, long term debt totaled $171.4 million and total liquidity was $142.0 million compared to $89.2 million in cash, $136.6 million of long-term debt, and $190.5 million in total liquidity at December 31, 2014.

Supply and Offtake Agreement

As previously reported on June 1, 2015, Hawaii Independent Energy, LLC (“HIE”), Par’s wholly-owned subsidiary, entered into a Supply and Offtake Agreement with J. Aron & Company (“J. Aron”), the commodity trading arm of Goldman Sachs. The agreement provides for HIE to purchase from J. Aron mutually agreed crude oil cargos for use in its Hawaii refinery. J. Aron, in turn, will purchase the refined products HIE produces at market prices. HIE will repurchase the refined products from J. Aron and then sell the products to its customers. The term of the agreement will run through May 2018 with two one-year extension options. The agreement also allows for deferral of payments to J. Aron of up to $125 million or 85% of certain receivables and company owned inventory. Upon execution of the Supply and Offtake Agreement with J. Aron, HIE terminated its Supply and Exchange Agreements with Barclays, which resulted in the non-cash charges previously mentioned.

This arrangement with J. Aron resulted in approximately $20 million in additional cash and liquidity given current market conditions.  Added benefits of the agreement include reduction in crude acquisition costs and increased flexibility to manage market price fluctuations.

Conference Call Information

A conference call is scheduled for Friday, August 7, 2015 at 9:00 a.m. Central Time (10:00 a.m. Eastern Time). To access the call, please dial 1-877-404-9648 inside the U.S. or 1-412-902-0030 outside the U.S. and ask for the Par Petroleum call. The webcast may be accessed online through the company's website at http://www.ppetrol.com on the Investor Relations page. Please log on at least 10 minutes early to register. A telephone replay will be available through August 21, 2015 and may be accessible by calling 1-877-660-6853 inside the U.S. or 1-201-612-7415 outside the U.S. and using the conference ID 13613117#. A webcast archive will also be available at http://www.ppetrol.com shortly after the call and will be accessible for approximately 90 days.

About Par Petroleum

Par Petroleum Corporation, headquartered in Houston, Texas, is a growth-oriented integrated refiner and marketer of petroleum products. Par, through its subsidiaries, owns and operates a 94 Mbpd refinery with related logistics and retail network in Hawaii. Par also transports, markets and distributes crude oil from Western U.S. and Canada to refining hubs in the Midwest, Gulf Coast, East Coast and to Hawaii. In addition, Par owns an equity investment in Piceance Energy, LLC, which has natural gas production and reserves located in the Piceance Basin of Colorado. Par's charter contains restrictions that prohibit parties from acquiring 5% or more of Par's common stock without the company's prior consent. For more information, visit http://www.ppetrol.com.

Forward-Looking Statements

This press release (and oral statements regarding the subject matter of this press release, including those made on the conference call and webcast announced herein) includes certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements include, without limitation, statements about expected market conditions; expected refinery throughput; the assumptions and estimates regarding the Supply and Offtake Agreement, including anticipated additional cash and liquidity and reduced crude acquisition costs resulting therefrom; our ability to identify and achieve integration synergies; our ability to identify and successfully pursue growth opportunities; and other risks and uncertainties detailed in Par’s Annual Report on Form 10-K for the year ended December 31, 2014 and any other documents that Par filed with the Securities and Exchange Commission (SEC). Additionally, forward looking statements are subject to certain risks, trends, and uncertainties, such as changes to financial condition and liquidity; the volatility of crude oil and refined product prices; operating disruptions at the refinery resulting from unplanned maintenance events; uncertainties inherent in estimating oil, natural gas and NGL reserves; environmental risks; and risks of political or regulatory changes. Par cannot provide assurances that the assumptions upon which these forward-looking statements are based will prove to have been correct. Should one of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements, and investors are cautioned not to place undue reliance on these forward-looking statements, which are current only as of this date. Par does not intend to update or revise any forward-looking statements made herein or any other forward looking statements as a result of new information, future events or otherwise. Par further expressly disclaims any written or oral statements made by a third party regarding the subject matter of this press release.

Contact:
Christine Thorp
Director, Investor Relations & Public Affairs
(832) 916-3396
cthorp@ppetrol.com

Consolidated Statement of Operations
(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Revenues
Refining and distribution revenues	$475,987	$711,696	$949,559	$1,381,739
Retail revenues	80,938	59,419	127,657	111,250
Commodity marketing and logistics revenues	25,125	29,183	47,969	48,978
Natural gas and oil revenues	1,709	1,839	2,185	3,416
Total operating revenues	583,759	802,137	1,127,370	1,545,383
Operating expenses
Cost of revenues	505,031	779,301	982,537	1,492,350
Operating expense, excluding depreciation, depletion and amortization expense	32,471	34,074	64,751	67,168
Lease operating expense	1,508	1,700	3,039	2,759
Depreciation, depletion and amortization	5,005	3,290	8,256	6,351
General and administrative expense	11,814	5,733	21,939	10,667
Acquisition and integration expense	470	2,419	1,531	5,270
Total operating expenses	556,299	826,517	1,082,053	1,584,565
Operating income (loss)	27,460	(24,380)	45,317	(39,182)
Other income (expense)
Interest expense and financing costs, net	(5,825)	(3,397)	(11,382)	(6,904)
Loss on termination of financing agreements	(19,229)	—	(19,229)	—
Other income (expense), net	(158)	(95)	(154)	(140)
Change in value of common stock warrants	3,313	140	(1,709)	1,717
Change in value of contingent consideration	(9,495)	2,297	(14,424)	4,762
Equity earnings (losses) from Piceance Energy, LLC	(2,950)	760	(4,776)	539
Total other income (expense), net	(34,344)	(295)	(51,674)	(26)
Loss before income taxes	(6,884)	(24,675)	(6,357)	(39,208)
Income tax benefit (expense)	18,607	(2)	18,542	(37)
Net income (loss)	$11,723	$(24,677)	$12,185	$(39,245)

Consolidated Adjusted Net Income (Loss) and Adjusted EBITDA
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Net income (loss)	$11,723	$(24,677)	$12,185	$(39,245)
Adjustments to Net income (loss):
Unrealized loss (gain) on derivatives	(1,980)	191	426	191
Lower of cost or market adjustment	44	—	(2,135)	—
Acquisition and integration expense	470	2,419	1,531	5,270
Change in value of common stock warrants	(3,313)	(140)	1,709	(1,717)
Change in value of contingent consideration	9,495	(2,297)	14,424	(4,762)
Loss on termination of financing agreements	19,229	—	19,229	—
Release of valuation allowance due to Mid Pac acquisition	(18,585)	—	(18,585)	—
Adjusted Net Income (Loss)	$17,083	$(24,504)	$28,784	$(40,263)
Depreciation, depletion and amortization	5,005	3,290	8,256	6,351
Interest expense and financing costs, net	5,825	3,397	11,382	6,904
Equity earnings (losses) from Piceance Energy, LLC	2,950	(760)	4,776	(539)
Income tax expense (benefit)	(22)	2	43	37
Adjusted EBITDA	$30,841	$(18,575)	$53,241	$(27,510)

Weighted average shares outstanding:
Basic	37,339	30,406	37,261	30,388
Diluted	37,363	30,406	37,319	30,388

Earnings per share
Basic	$0.31	$(0.81)	$0.32	$(1.29)
Diluted	$0.31	$(0.81)	$0.32	$(1.29)

Adjusted Net Income (Loss) per share
Basic	$0.46	$(0.81)	$0.77	$(1.32)
Diluted	$0.46	$(0.81)	$0.77	$(1.32)

Balance Sheet Data
(in thousands)

	June 30, 2015	December 31, 2014
Balance Sheet Data
Cash and cash equivalents	$78,203	$89,210
Working capital (1)	$11,754	$89,873
Debt, including current portion	$171,407	$136,610
Total stockholders' equity	$307,068	$292,159

(1)	Working capital is calculated as (i) total current assets, excluding cash and cash equivalents less (ii) total current liabilities, excluding current portion of long-term debt.

Operating Statistics

The following table summarizes certain operational data:

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Refining and Distribution Segment
Total Crude Oil Throughput (Mbpd)	80.8	70.7	77.8	68.9
Source of Crude Oil:
North America	61.0%	63.1%	53.8%	57.9%
Latin America	10.8%	24.5%	11.9%	26.9%
Africa	16.6%	—%	14.1%	0.1%
Asia	11.3%	—%	15.9%	2.5%
Middle East	0.3%	12.4%	4.3%	12.6%
Total	100.0%	100.0%	100.0%	100.0%

Yield (% of total throughput)
Gasoline and gasoline blendstocks	25.5%	25.4%	26.3%	24.5%
Distillate	43.0%	35.5%	43.7%	36.6%
Fuel oils	23.9%	32.6%	22.5%	33.0%
Other products	4.9%	2.7%	4.7%	2.5%
Total yield	97.3%	96.2%	97.2%	96.6%

Refined product sales volume (Mbpd)
On-island sales volume	61.9	52.4	61.2	51.3
Exports sale volume	12.8	17.2	17.2	16.7
Total refined product sales volume	74.7	69.6	78.4	68.0

4-1-2-1 Mid Pacific Crack Spread (1)	$9.76	$6.11	$9.43	$6.47
Mid Pacific Crude Oil Differential (2)	$(1.30)	$(0.35)	$(1.86)	$(0.53)
Gross refining margin per bbl ($/throughput bbl) (3)	$7.98	$1.62	$7.88	$2.37
Production costs before DD&A expense per barrel ($/throughput bbl) (4)	$3.15	$4.08	$3.61	$4.30
Net operating margin per bbl ($/throughput bbl) (5)	$4.83	$(2.46)	$4.27	$(1.93)

Retail Segment
Retail sales volumes (thousands of gallons)	22,621	12,263	34,787	23,600
________________________________________________________

(1)
The profitability of our Hawaii business is heavily influenced by crack spreads in both the Singapore and West Coast markets. These markets reflect the closest, liquid market alternatives to source refined products for Hawaii. We believe the Singapore 4-1-2-1 crack spread (or four barrels of Brent crude converted into one barrel of gasoline, two barrels of distillate (gasoil and jet fuel), and one barrel of fuel oil) best reflects a market indicator for our operations. However, a portion of our sales reference the West Coast market. Calculated using a ratio of 80% Singapore and 20% San Francisco indexes.

(2)	Weighted average differentials, excluding shipping costs, of a blend of crudes with an API of 31.98 and sulphur wt% of 0.65% that is indicative of our typical crude oil mix quality.

(3)
Management uses gross refining margin per barrel to evaluate performance and compare profitability to other companies in the industry. There are a variety of ways to calculate gross refining margin per barrel; different companies within the industry may calculate it in different ways. We calculate gross refining margin per barrel by dividing gross refining margin (revenues less feedstocks, purchased refined products, refinery fuel burn, and transportation and distribution costs) by total refining throughput.

(4)
Management uses production costs before DD&A expense per barrel to evaluate performance and compare efficiency to other companies in the industry. There are a variety of ways to calculate production cost before DD&A expense per barrel; different companies within the industry calculate it in different ways. We calculate production costs before DD&A expense per barrel by dividing all direct production costs by total refining throughput.

(5)	Calculated as gross refining margin less production costs before DD&A expense.

Non-GAAP Reconciliation

This press release includes certain financial measures that have been adjusted for items impacting comparability. The accompanying information provides reconciliations of these non-GAAP financial measures to their most directly comparable financial measure calculated and presented in accordance with accounting principles generally accepted in the United States of America ("GAAP"). Our non-GAAP financial measures should not be considered as alternatives to GAAP measures such as net income, earnings per share, return on equity or any other GAAP measure of liquidity or financial performance.

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Gross Margin
Refining and distribution	$58,672	$10,450	$110,974	$29,577
Retail	16,640	7,981	29,929	15,844
Commodity marketing and logistics	1,707	2,566	1,745	4,196
Natural gas and oil	1,709	1,839	2,185	3,416
Total gross margin	78,728	22,836	144,833	53,033
Operating expense, excluding depreciation, depletion, and amortization expense	32,471	34,074	64,751	67,168
Lease operating expense	1,508	1,700	3,039	2,759
Depreciation, depletion, and amortization	5,005	3,290	8,256	6,351
General and administrative expense	11,814	5,733	21,939	10,667
Acquisition and integration costs	470	2,419	1,531	5,270
Total operating expenses	51,268	47,216	99,516	92,215
Operating income (loss)	$27,460	$(24,380)	$45,317	$(39,182)

Gross margin is defined as revenues less cost of revenues. We believe gross margin is an important measure of operating performance and provides useful information to investors because it eliminates the impact of volatile market prices on revenues and demonstrates the earnings potential of the business before other fixed and variable costs. In order to assess our operating performance, we compare our gross margin to industry gross margin benchmarks.
Gross margin should not be considered an alternative to operating income (loss), net cash flows from operating activities, or any other measure of financial performance or liquidity presented in accordance with GAAP. Gross margin presented by other companies may not be comparable to our presentation since each company may define this term differently.
The following table presents a reconciliation of Adjusted Net Income (Loss) and Adjusted EBITDA to the most directly comparable GAAP financial measure, net income (loss), on a historical basis for the periods indicated (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Adjusted EBITDA	$30,841	$(18,575)	$53,241	$(27,510)
Income tax benefit (expense)	22	(2)	(43)	(37)
Equity earnings (losses) from Piceance Energy, LLC	(2,950)	760	(4,776)	539
Interest expense and financing costs, net	(5,825)	(3,397)	(11,382)	(6,904)
Depreciation, depletion and amortization	(5,005)	(3,290)	(8,256)	(6,351)
Adjusted Net Income (Loss)	17,083	(24,504)	28,784	(40,263)
Change in value of contingent consideration	(9,495)	2,297	(14,424)	4,762
Change in value of common stock warrants	3,313	140	(1,709)	1,717
Loss on termination of financing agreements	(19,229)	—	(19,229)	—
Release of valuation allowance due to Mid Pac acquisition	18,585	—	18,585	—
Acquisition and integration expense	(470)	(2,419)	(1,531)	(5,270)
Lower of cost or market adjustment	(44)	—	2,135	—
Unrealized (loss) gain on derivatives	1,980	(191)	(426)	(191)
Net income (loss)	$11,723	$(24,677)	$12,185	$(39,245)

Adjusted Net Income (Loss) is defined as net income (loss) excluding changes in the value of contingent consideration and common stock warrants, acquisition and integration expenses, the tax impacts of acquisitions, lower of cost or market adjustments, and unrealized (gains) losses on derivatives. Adjusted EBITDA is Adjusted Net Income excluding interest, taxes, depreciation and amortization and equity (earnings) losses from Piceance Energy, LLC. We believe Adjusted Net Income (Loss) and Adjusted EBITDA are useful supplemental financial measures to assess:

•	The financial performance of our assets without regard to financing methods, capital structure or historical cost basis;

•	The ability of our assets to generate cash to pay interest on our indebtedness; and

•	Our operating performance and return on invested capital as compared to other companies without regard to financing methods and capital structure.
Adjusted Net Income (Loss) and Adjusted EBITDA should not be considered in isolation or as a substitute for operating income (loss), net income (loss), cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP.

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